Re: Questions 72DD1, 77DD2, 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2

The following funds offer Class A, Class C and Class I shares.

Emerging Markets Fund 			(Series 1)
Asia Fund 				(Series 2)
Emerging Markets Great Consumer Fund 	(Series 5)
Asia Great Consumer Fund 		(Series 6)
Global Great Consumer Fund 		(Series 7)
Global Dynamic Bond Fund 		(Series 8)
Global Growth Fund 			(Series 9)

The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2, 73A1 and 73A2) during the year ended April 30, 2016 :
			            Distributions    Distribution
Class A:			     	 (000's)         per share

Emerging Markets Fund        		-		-
Asia Fund				-           	-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		- 	     	-
Global Great Consumer Fund		-	     	-
Global Dynamic Bond Fund		13	     $0.237253


Class C:

Emerging Markets Fund       		-		-
Asia Fund				-          	-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		-	    	-
Global Great Consumer Fund		-	   	-
Global Dynamic Bond Fund		9	    $0.157716


Class I:

Emerging Markets Fund       		-	        -
Asia Fund				-        	-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		- 	    	-
Global Great Consumer Fund		4	     $0.003038
Global Dynamic Bond Fund		283	     $0.265079
Global Growth Fund			-	        -



Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows:

	 74U1  Class A shares
	 74U2  Class C and Class I shares

 The following is a class breakout of the NAV's and shares outstanding (000's) at April 30, 2016:

 	 				NAV		Shares
							Outstanding
  					                (000's)
Class A:

Emerging Markets Fund       		8.87          	49
Asia Fund				9.35        	53
Emerging Markets Great Consumer Fund	10.44		2,009
Asia Great Consumer Fund		11.27		852
Global Great Consumer Fund		12.24		83
Global Dynamic Bond Fund		10.22		56

Class C:

Emeriging Markets Fund       		8.49      	160
Asia Fund	     			8.91       	33
Emerging Markets Great Consumer Fund	10.00 		2,024
Asia Great Consumer Fund		10.79		661
Global Great Consumer Fund		11.82		76
Global Dynamic Bond Fund		10.18		56


Class I:

Emerging Markets Fund       		8.98         	525
Asia Fund	     			9.52        	2,595
Emerging Markets Great Consumer Fund	10.57		13,016
Asia Great Consumer Fund		11.41		6,138
Global Great Consumer Fund		12.35		1,385
Global Dynamic Bond Fund		10.23		1,096
Global Growth Fund			9.78		540